FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
THIRD QUARTER ENDED SEPTEMBER 30, 2013

Natick, Mass. (October 24, 2013) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.735 billion and adjusted earnings per share of $0.17 for the third quarter ended September 30, 2013. The company reported a $5 million GAAP loss, or approximately $0.00 per share.

Third quarter results and recent developments:

•
Achieved third quarter sales of $1.735 billion, representing 4 percent operational growth (constant currency basis, excluding divested businesses), and consistent with prior year sales on a reported basis.

•	Delivered adjusted EPS of $0.17, exceeding the high end of the company's adjusted EPS guidance range of $0.14 to $0.16.

•
Continued above-market growth in the company’s MedSurg businesses with global year-over-year revenue growth of 32 percent in Neuromodulation, 8 percent in Endoscopy and 8 percent in Urology/Women’s Health, all on a constant currency basis.

•
Improved performance in the company’s Cardiac Rhythm Management and Interventional Cardiology businesses, with CRM achieving growth of 1 percent on a constant currency basis. The company’s Peripheral Interventions business also continued to perform strongly with 7 percent growth on a constant currency basis.

•	Continued global expansion with combined year-over-year growth of 29 percent in Brazil, Russia, India and China, all on a constant currency basis.

•	Reinforced the company’s ongoing commitment to advancing science in Asia-Pacific by opening the Boston Scientific Institute for Advancing Science (IAS) and new Innovation Center in China.

•	Completed a previously announced public offering of senior notes and entered into a term loan facility to refinance $1.45 billion of existing public debt.

•
Approved 2014 Restructuring Program, continuing the process of evolving the company’s business model to address changing global marketplace dynamics. The program is expected to generate gross annual savings of $150 million to $200 million exiting 2015.

•	Generated operating cash flow of $250 million and used $75 million to repurchase approximately 6.8 million shares under the company’s existing share repurchase authorization.

“We are pleased with our strong overall results and the momentum we are building globally in a dynamic healthcare environment,” said Mike Mahoney, Boston Scientific president and chief executive officer. “We accelerated our operational performance in the quarter while enhancing our ability to deliver meaningful innovation to our customers and their patients.”

Worldwide sales for the third quarter:

	Three Months Ended
	September 30,		% Change
in millions	2013	2012	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis

Interventional Cardiology	$472	$494	(4)%	$(13)	(2)%	(2)%
Peripheral Interventions	195	189	3%	(8)	(4)%	7%
Cardiovascular	667	683	(2)%	(21)	(3)%	1%
Cardiac Rhythm Management	464	462	1%	(5)	0%	1%
Electrophysiology	34	35	(3)%	(1)	(2)%	(1)%
Rhythm Management	498	497	0%	(6)	(1)%	1%
Endoscopy	322	310	4%	(11)	(4)%	8%
Urology/Women's Health	131	125	5%	(4)	(3)%	8%
Neuromodulation	115	88	32%	(1)	0%	32%
MedSurg	568	523	9%	(16)	(3)%	12%

Subtotal Core Businesses	1,733	1,703	2%	(43)	(2)%	4%

Divested Businesses	2	32	(95)%	—	0%	(95)%

Worldwide Net Sales	$1,735	$1,735	0%	$(43)	(2)%	2%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net loss for the third quarter of 2013 was $5 million, or $0.00 per share. These results included acquisition-, litigation- and restructuring-related charges, and amortization and debt extinguishment expenses, of $235 million (after-tax) or $0.17 per share. Adjusted net income for the third quarter of 2013, excluding these net charges, was $230 million, or $0.17 per share.

On a consolidated GAAP basis, net loss for the third quarter of 2012 was $664 million, or $0.48 per share. These results included goodwill and other intangible asset impairment charges, acquisition- and divestiture- related net credits, restructuring- and litigation-related charges, discrete tax items and amortization expense, of $885 million or $0.64 per share. Adjusted net income for the third quarter of 2012, excluding these net charges, was $221 million, or $0.16 per share.

2014 Restructuring Program

Boston Scientific also announces a 2014 Restructuring Program that is intended to build on the progress the company has made to execute in a changing global marketplace while further strengthening its operational effectiveness and supporting new growth investments. Key activities under the program include continued implementation of the company’s ongoing Plant Network Optimization strategy, continued focus on driving operational efficiencies and ongoing business and commercial model changes.

The company estimates that the program will reduce gross annual pre-tax operating expenses by approximately $150 million to $200 million exiting 2015. The company expects a portion of program savings to be reinvested in strategic growth initiatives.

The company anticipates a gross reduction of 1,100 to 1,500 positions worldwide through a combination of employee attrition and targeted headcount reductions as the program is implemented. Program implementation is expected to result in total pre-tax charges of approximately $175 million to $225 million, with approximately $160 million to $210 million of these charges resulting in future cash outlays. Program activities are expected to be initiated in the fourth quarter of 2013 and are expected to be substantially completed by the end of 2015.

Guidance for Fourth Quarter and Full Year 2013

The company estimates sales for the fourth quarter of 2013 in a range of $1.780 to $1.830 billion. The company estimates earnings on a GAAP basis in a range of $0.04 to $0.08 per share. Adjusted earnings, excluding acquisition- and restructuring-related charges and amortization expense, are estimated in a range of $0.18 to $0.20 per share.

The company estimates sales for the full year 2013 in a range of $7.085 to $7.135 billion. The company estimates losses on a GAAP basis in a range of ($0.13) to ($0.09) per share. Adjusted earnings, excluding goodwill and intangible asset impairment charges, acquisition-, restructuring-, and litigation-related charges, divestiture-related net credits, debt extinguishment expense and amortization expense; are estimated in a range of $0.69 to $0.71 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 30 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the fourth quarter and full year 2013; our financial performance; our business plans and evolving business model; our positioning for revenue and earnings per share growth; our cost-savings and growth initiatives; and our restructuring program activities and expected impact.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:	Denise Kaigler
508-650-8330 (office)
Corporate Affairs & Communications
Boston Scientific Corporation
media@bsci.com

Peter Lucht
508-650-8796 (office)
Global Media Relations
Boston Scientific Corporation
media@bsci.com

Michael Campbell
508-650-8023 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
in millions, except per share data	2013	2012	2013	2012

Net sales	$1,735	$1,735	$5,305	$5,428
Cost of products sold	510	558	1,618	1,767
Gross profit	1,225	1,177	3,687	3,661

Operating expenses:
Selling, general and administrative expenses	658	589	1,950	1,895
Research and development expenses	217	220	644	648
Royalty expense	28	29	115	125
Amortization expense	101	99	305	294
Goodwill impairment charge	—	748	423	4,350
Intangible asset impairment charges	—	13	53	142
Contingent consideration expense (benefit)	23	(20)	(18)	(9)
Restructuring charges	19	54	55	93
Gain on divestiture	—	(11)	(40)	(11)
Litigation-related charges	76	50	206	119
	1,122	1,771	3,693	7,646
Operating income (loss)	103	(594)	(6)	(3,985)

Other income (expense):
Interest expense	(137)	(65)	(266)	(197)
Other, net	(6)	(4)	(10)	23
Income (loss) before income taxes	(40)	(663)	(282)	(4,159)
Income tax expense (benefit)	(35)	1	(53)	(30)
Net income (loss)	$(5)	$(664)	$(229)	$(4,129)

Net income (loss) per common share - basic	$(0.00)	$(0.48)	$(0.17)	$(2.91)
Net income (loss) per common share - assuming dilution	$(0.00)	$(0.48)	$(0.17)	$(2.91)

Weighted-average shares outstanding
Basic	1,340.3	1,392.5	1,345.2	1,420.3
Assuming dilution	1,340.3	1,392.5	1,345.2	1,420.3

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30,	December 31,
in millions, except share data	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$571	$207
Trade accounts receivable, net	1,238	1,217
Inventories	895	884
Deferred income taxes	536	433
Prepaid expenses and other current assets	285	281
Total current assets	3,525	3,022

Property, plant and equipment, net	1,530	1,564
Goodwill	5,553	5,973
Other intangible assets, net	5,936	6,289
Other long-term assets	373	306
	$16,917	$17,154

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$3	$4
Accounts payable	238	232
Accrued expenses	1,346	1,284
Other current liabilities	315	252
Total current liabilities	1,902	1,772

Long-term debt	4,246	4,252
Deferred income taxes	1,623	1,713
Other long-term liabilities	2,583	2,547

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares - issued 1,557,892,509 shares as of September 30,
2013 and 1,542,347,188 shares as of December 31, 2012	16	15
Treasury stock, at cost - 219,056,477 shares as of September 30,
2013 and 186,635,532 shares as of December 31, 2012	(1,367)	(1,092)
Additional paid-in capital	16,537	16,429
Accumulated deficit	(8,678)	(8,449)
Accumulated other comprehensive income (loss), net of tax	55	(33)
Total stockholders' equity	6,563	6,870
	$16,917	$17,154

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(40)	$35	$(5)	$(0.00)
Non-GAAP adjustments:
Acquisition-related net charges (credits)	30	(2)	28	0.02	*
Restructuring and restructuring-related net charges (b)	26	(8)	18	0.01	*
Litigation-related net charges	76	(19)	57	0.04	*
Debt extinguishment charges	70	(26)	44	0.03	*
Amortization expense	101	(13)	88	0.07	*
Adjusted net income	$263	$(33)	$230	$0.17

	Three Months Ended September 30, 2012
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(663)	$(1)	$(664)	$(0.48)
Non-GAAP adjustments:
Goodwill impairment charge	748	—	748	0.54	**
Intangible asset impairment charges	13	(3)	10	0.01	**
Acquisition-related net charges (credits)	(20)	—	(20)	(0.01)	**
Divestiture-related charges (credits)	(10)	2	(8)	(0.01)	**
Restructuring and restructuring-related charges (c )	58	(19)	39	0.03	**
Litigation-related net charges	50	(18)	32	0.02	**
Discrete tax items	—	1	1	0.00	**
Amortization expense	99	(16)	83	0.06	**
Adjusted net income	$275	$(54)	$221	$0.16

* Assumes dilution of 23.6 million shares for the three months ended September 30, 2013 for all or a portion of these non-GAAP adjustments.
** Assumes dilution of 6.8 million shares for the three months ended September 30, 2012 for all or a portion of these non-GAAP adjustments.
(a) - Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the three months ended September 30, 2013, pre-tax restructuring charges were $19 million and pre-tax restructuring-related charges were $7 million recorded in selling, general and administrative expenses.

(c) In the three months ended September 30, 2012, pre-tax restructuring charges were $54 million and pre-tax restructuring-related charges were $4 million, of which $1 million was recorded in cost of products sold and $3 million was recorded in selling, general and administrative expenses.

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(282)	$53	$(229)	$(0.17)
Non-GAAP adjustments:
Goodwill impairment charge	423	(2)	421	0.31	*
Intangible asset impairment charges	53	(8)	45	0.03	*
Acquisition-related net charges (credits)	(5)	(3)	(8)	(0.01)	*
Divestiture-related charges (credits)	(37)	12	(25)	(0.02)	*
Restructuring and restructuring-related net charges (b)	71	(20)	51	0.04	*
Litigation-related charges	206	(67)	139	0.10	*
Debt extinguishment charges	70	(26)	44	0.03	*
Amortization expense	305	(42)	263	0.20	*
Adjusted net income	$804	$(103)	$701	$0.51

	Nine Months Ended September 30, 2012
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(4,159)	$30	$(4,129)	$(2.91)
Non-GAAP adjustments:
Goodwill impairment charges	4,350	(23)	4,327	3.05	**
Intangible asset impairment charges	142	(23)	119	0.09	**
Acquisition-related net charges (credits)	(41)	11	(30)	(0.02)	**
Divestiture-related charges (credits)	(7)	2	(5)	(0.00)	**
Restructuring and restructuring-related charges (c )	108	(32)	76	0.05	**
Litigation-related net charges	119	(47)	72	0.05	**
Discrete tax items	—	1	1	0.00	**
Amortization expense	294	(45)	249	0.17	**
Adjusted net income	$806	$(126)	$680	$0.48

* Assumes dilution of 17.2 million shares for the nine months ended September 30, 2013 for all or a portion of these non-GAAP adjustments.
** Assumes dilution of 7.2 million shares for the nine months ended September 30, 2012 for all or a portion of these non-GAAP adjustments.
(a) - Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the nine months ended September 30, 2013, pre-tax restructuring charges were $55 million and pre-tax restructuring-related charges were $16 million recorded in selling, general and administrative expenses.

(c) In the nine months ended September 30, 2012, pre-tax restructuring charges were $93 million and pre-tax restructuring-related charges were $15 million, of which $7 million was recorded in cost of products sold and $8 million was recorded in selling, general and administrative expenses.

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
SEGMENT NET SALES*	September 30,			September 30,
in millions	2013	2012**	Change	2013	2012**	Change

Interventional Cardiology	$487	$496	(2)%	$1,538	$1,646	(7)%
Peripheral Interventions	202	188	7%	601	571	5%
Cardiovascular	689	684	1%	2,139	2,217	(3)%

Cardiac Rhythm Management	474	467	1%	1,445	1,466	(1)%
Electrophysiology	35	35	(1)%	106	109	(3)%
Rhythm Management	509	502	1%	1,551	1,575	(2)%

Endoscopy	331	308	8%	979	916	7%
Urology/Women's Health	134	124	8%	378	367	3%
Neuromodulation	116	88	32%	316	263	20%
MedSurg	581	520	12%	1,673	1,546	8%

Subtotal Core Businesses	1,779	1,706	4%	5,363	5,338	0%

Divested Businesses	2	32	(95)%	56	91	(38)%
Foreign Currency	(46)	(3)	N/A	(114)	(1)	N/A

Worldwide Net Sales	$1,735	$1,735	0%	$5,305	$5,428	(2)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*		Three Months Ended		Nine Months Ended
		September 30,		June 30,
in millions		2013	2012**	2013	2012**

Segment operating income
Cardiovascular		$184	$175	$548	$561
Rhythm Management		68	58	192	218
MedSurg		187	169	521	452
Operating income allocated to reportable segments		439	402	1,261	1,231
Corporate expenses and currency exchange		(103)	(58)	(251)	(214)
Goodwill and other intangible asset impairment charges; and acquisition-, divestiture-, restructuring-, and litigation-related charges and credits		(132)	(839)	(711)	(4,708)
Amortization expense		(101)	(99)	(305)	(294)
Operating income (loss)		$103	$(594)	$(6)	$(3,985)

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We restated segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of foreign currency exchange fluctuations. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to goodwill and other intangible asset impairment charges; acquisition-, divestiture-, restructuring- and litigation-related charges and credits; debt extinguishment charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

** We have restated prior year information to conform to current year presentation.
An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended September 30

in millions	U.S.		International		Worldwide
	Q3 2013	Q3 2012	Q3 2013	Q3 2012	Q3 2013	Q3 2012
Defibrillator systems	$212	$205	$118	$122	$330	$327
Pacemaker systems	70	68	64	67	134	135
Total CRM products	$282	$273	$182	$189	$464	$462

in millions	U.S.		International		Worldwide
	Q3 2013	Q3 2012	Q3 2013	Q3 2012	Q3 2013	Q3 2012
Drug-eluting stent systems	$106	$123	$156	$160	$262	$283
Bare-metal stent systems	5	6	10	15	15	21
Total Coronary Stent Systems	$111	$129	$166	$175	$277	$304

Nine Months Ended September 30

in millions	U.S.		International		Worldwide
	YTD 2013	YTD 2012	YTD 2013	YTD 2012	YTD 2013	YTD 2012
Defibrillator systems	$646	$655	$376	$395	$1,022	$1,050
Pacemaker systems	201	194	194	207	395	401
Total CRM products	$847	$849	$570	$602	$1,417	$1,451

in millions	U.S.		International		Worldwide
	YTD 2013	YTD 2012	YTD 2013	YTD 2012	YTD 2013	YTD 2012
Drug-eluting stent systems	$340	$439	$501	$525	$841	$964
Bare-metal stent systems	14	19	35	47	49	66
Total Coronary Stent Systems	$354	$458	$536	$572	$890	$1,030

BOSTON SCIENTIFIC CORPORATION
BRIC* NET SALES
(Unaudited)

Q3 2013 Percentage change in BRIC Net Sales as compared to Q3 2012
Change		Estimated
As Reported	Constant	Impact of
Currency	Currency	Foreign
Basis	Basis	Currency

28%	29%	(1)%

*BRIC - Countries comprised of Brazil, Russia, India and China

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q4 and Full Year 2013 EPS Guidance

	Q4 2013 Estimate		Full Year 2013 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.04	$0.08	$(0.13)	$(0.09)

Goodwill impairment charge	—	—	0.31	0.31
Intangible asset impairment charges	—	—	0.03	0.03
Estimated acquisition-related net charges (credits)	0.02	0.02	0.01	0.01
Estimated divestiture-related net credits	—	—	(0.02)	(0.02)
Estimated restructuring-related charges	0.05	0.03	0.09	0.07
Litigation-related charges	—	—	0.10	0.10
Debt extinguishment charges	—	—	0.03	0.03
Estimated amortization expense	0.07	0.07	0.27	0.27

Adjusted results	$0.18	$0.20	$0.69	$0.71

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income, adjusted net income per share, and revenue growth rates that exclude certain amounts and/or the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and nine months ended September 30, 2013 and 2012, and for the forecasted three month period and full year ending December 31, 2013, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Goodwill and other intangible asset impairment charges - This amount represents (a) a non-cash write-down of our goodwill balance attributable to our global Cardiac Rhythm Management reporting unit in the first quarter of 2013; (b) non-cash write-downs of certain intangible asset balances in the second quarter of 2013; (c) a non-cash write-down of our goodwill balance attributable to our U.S. Cardiac Rhythm Management reporting unit in the third quarter of 2012; (d) a non-cash write-down of our goodwill balance attributable to our Europe, Middle East and Africa (EMEA) reporting unit in the second quarter of 2012; and (e) non-cash write-downs of certain intangible asset balances in the second and third quarters of 2012. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

Acquisition-related charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments, and (b) due diligence, other fees and exit costs. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior acquisitions that are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Divestiture-related expenses (gains) - These amounts represent separation costs or recognized gains associated with the sale of our Neurovascular business in January 2011. Separation costs and gains on the sale represent those associated with the divestiture and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Restructuring and restructuring-related costs (credits) - These adjustments represent primarily severance and other direct costs associated with our 2011 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Litigation-related net charges - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges or credits. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.450 billion of debt during the third quarter of 2013. These adjustments are not expected to recur and do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Amortization expense - Amortization expense is a non-cash expense and does not impact our liquidity or compliance with the covenants included in our credit facility agreement. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates

Changes in foreign currency exchange rates - The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of changes in foreign currency exchange rates for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income, adjusted net income per share and revenue growth rates that exclude certain amounts and/or the impact of changes in foreign currency exchange rates are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.